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                                                                   EXHIBIT 10.17



                                   TRUST UNDER
              TAYLOR CAPITAL GROUP, INC. DEFERRED COMPENSATION PLAN

      This Agreement made this 1st day of April, 2001 by and between Taylor Capital Group, Inc. (hereinafter referred to as the "Employer") and Allfirst Trust Company (hereinafter referred to as the "Trustee");

      WHEREAS, the Employer has adopted the nonqualified deferred compensation plan (hereinafter referred to as the "Plan") as listed in Appendix A.

      WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

      WHEREAS, the Employer wishes to establish the Taylor Capital Group, Inc. Trust (hereinafter referred to as the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer's creditors in the event of the Employer's Insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

      WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
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1.    ESTABLISHMENT OF TRUST.

      (a) The Employer hereby deposits with the Trustee in trust one dollar ($1.00), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust.

      (b) The Trust hereby established is revocable by Employer; it shall become irrevocable upon a Change of Control, as defined herein.

      (c) The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Employer.
            Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) hereof.

      (e) The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional
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            deposits.

      (f) Upon a Change of Control, Employer shall, as soon as possible, but in no event longer than five (5) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the date on which the Change of Control occurred.

2.    PAYMENTS TO PLAN PARTICIPANTS AND BENEFICIARIES.

      (a) The Employer shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

      (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Employer or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
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      (c)   The Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient.

3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN EMPLOYER IS INSOLVENT.

      (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Employer is Insolvent. The Employer shall be considered "Insolvent" for purposes of this Trust if:

            (i)   the Employer is unable to pay its debts as they become due; or

            (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b)   At all times during the continuance of this Trust, as provided in
            Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below:

            (i) The Board of Directors and the Chief Executive Officer (or, if there is no Chief Executive Officer, the highest ranking officer of the Employer) of the Employer shall have the duty to inform the Trustee in
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                  writing of the Employer's Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

            (ii) Unless the Trustee has actual knowledge of the Employer's Insolvency, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.

            (iii) If at any time the Trustee has determined that the Employer is
                  Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan(s) or otherwise.

            (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if the Trustee discontinues the
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            payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

4. PAYMENTS TO EMPLOYER. Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

5.    INVESTMENT AUTHORITY.

      (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by the Employer.

      (b) The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust. This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

      (c) The trustee shall invest the principal of the Trust and any earnings thereon in accordance with written directions from the Employer. Such directions shall
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            provide Trustee with the investment discretion to invest the above referenced amounts within the broad guidelines established by Trustee and Employer as set forth therein.

6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7. ACCOUNTING BY TRUSTEE. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty
      (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.

8.    RESPONSIBILITY OF TRUSTEE.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Employer which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by
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            the Employer. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust (other than litigation arising out of the Trustee's negligence or willful misconduct, or failure to perform its duties under the Trust), the Employer agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Employer does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

      (c) The Trustee may consult with legal counsel (who may also be counsel for the Employer generally) with respect to any of its duties or obligations hereunder.

      (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.
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      (g)   Notwithstanding any powers granted to the Trustee pursuant to this
            Trust or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      (h) The Trustee shall indemnify and hold harmless the Company, its officers, employees and agents from and against all liabilities, losses and claims (including reasonable attorney's fees and costs of defense) to the extent that such liabilities losses and claims result, directly or indirectly, from the Trustee's breach of this Trust agreement, breach of fiduciary, negligence or willful misconduct.

9. COMPENSATION AND EXPENSES OF THE TRUSTEE. The Employer shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

10.   RESIGNATION AND REMOVAL OF TRUSTEE.

      (a) The Trustee may resign at any time by written notice to the Employer, which shall be effective thirty (30) days after receipt of such notice unless the Employer and the Trustee agree otherwise.

      (b) The Trustee may be removed by the Employer upon thirty (30) days notice or upon shorter notice accepted by the Trustee.

      (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty
            (60) days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit.
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      (d)   If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of the resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

11.   APPOINTMENT OF SUCCESSOR.

      (a) If the Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

      (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Employer shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.
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12.   AMENDMENT OR TERMINATION.

      (a) This Trust may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

      (b) This Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of this Trust any assets remaining in this Trust shall be returned to the Employer.

      (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Employer.

13.   MISCELLANEOUS.

      (a) Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Plan participants and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Trust shall be governed by and construed in accordance with the laws of the State of Illinois.
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      (d)   For purposes of this Trust, Change of Control shall mean, and be deemed to have occurred, on the date of the first to occur any of the following:

            (i) upon the vote of the shareholders of Taylor Capital approving a merger or consolidation in which the Company's shareholders immediately prior to the effective time of the merger or consolidation will beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis; or

            (ii) upon the consummation of a sale, lease, exchange or other transfer or disposition by Taylor Capital of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Change of Control; or

            (iii) when any "person" (as such term is used in Sections 13(d) and
                  14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and
                  (b) any member of the Taylor Family),
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                  directly or indirectly, of shares of Company stock such that the Taylor Family holds less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

      For purposes of this Trust, the Taylor Family means (i) Sidney Taylor and Iris Taylor, (ii) a descendant of Sidney Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of an individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (i), (ii), or (iii) above.

14.   EFFECTIVE DATE. The effective date of this Trust shall be April 1, 2001.

Attest:                                    Taylor Capital Group, Inc.

________________________________           By: ________________________________
Secretary                                  Name and Title


                                           Allfirst Trust Company

                                           By: ________________________________
                                           Name and Title